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                                                                    Exhibit 99.2

                            UNITED COMMUNITY BANCORP
                     FGB 1999 NONSTATUTORY STOCK OPTION PLAN

          United Community Bancorp, a North Carolina corporation (hereinafter referred to together with its subsidiaries as the "Corporation"), does herein set forth the terms of the United Community Bancorp FGB 1999 Nonstatutory Stock Option Plan (hereinafter referred to as this "Plan"), which was adopted by the Board of Directors (hereinafter referred to as the "Board") of the Corporation.

          1. Purpose of this Plan. The purpose of this Plan is to provide for the grant of Nonstatutory Stock Options (hereinafter referred to as "Options" or singularly, "Option") to Eligible Directors (as hereinafter defined) of the Corporation who wish to invest in the Corporation's common stock (hereinafter referred to as "Common Stock"). The Board believes that participation in the ownership of the Corporation by the Eligible Directors will be to the mutual benefit of the Corporation and the Eligible Directors. In addition, the existence of this Plan will make it possible for the Corporation to attract capable individuals to serve on the Board. As used herein, the term "Eligible Directors" or singularly, "Eligible Director," shall mean those members of the Board or the board of any of the Corporation's direct or indirect subsidiaries who are not employed by the Corporation and are ineligible to participate in the United Community Bancorp FGB 1999 Incentive Stock Option Plan.

          2. Administration of this Plan.

                  (a) This Plan shall be administered by the Board. The Board shall have full power and authority to construe, interpret and administer this Plan. All actions, decisions, determinations, or interpretations of the Board shall be final, conclusive, and binding upon all parties.

                  (b) The Board may designate any officers or employees of the Corporation or of any of its subsidiaries to assist in the administration of this Plan. The Board may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Board may see fit.

          3. Shares of Common Stock Subject to this Plan. The maximum number of shares of Common Stock that shall be offered under this Plan is Fifty Three Thousand Sixty Seven (53,067) shares, subject to adjustment as provided in paragraph 14. Shares subject to Options which expire or terminate prior to the issuance of the shares of Common Stock shall lapse and the shares of Common Stock originally subject to such Options shall again be available for future grants of Options under this Plan.

          4. Eligibilily; Grant of Options. Each Eligible Director shall receive an Option to purchase shares of Common Stock in the amount set forth below. Any Options not granted hereby may be reserved for future issuance by a majority vote of the entire Board. Upon the forfeiture or termination of an Option for whatever reason prior to the expiration of the Option Period (as defined in Paragraph 9 hereof), the shares of Common Stock covered by the forfeited Option shall not be available for the granting of Options to Eligible Directors during the remaining term of this Plan.

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          5. Vesting of Options. Options granted under this Plan shall be fully vested upon grant.

          6. Option Price.

                  (a) The price per share of each Option granted under this Plan (hereinafter called the "Option Price") shall be determined by the Board as of the effective date of grant of such Option, but in no event shall such Option Price be less than 100% of the fair market value of Common Stock on the date of grant. An Option shall be considered as granted on the later of (i) the date that the Board acts to grant such Option, or (ii) such later date as the Board shall specify in an Option Agreement (as hereinafter defined).

                  (b) The fair market value of a share of Common Stock shall be determined as follows: (i) if on the date as of which such determination is being made, Common Stock being valued is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the closing sale price as reported for each of the five (5) trading days immediately preceding the date as of which such determination is made; provided, however, that, if a closing sale price is not reported (i) for each of the five (5) trading days immediately preceding the date as of which such determination is made, then the fair market value shall be equal to the mean of the closing sale prices on those trading days for which such price is available, or (ii) if on the date as of which such determination is made, no such closing sale prices are reported, but quotations for Common Stock being valued are regularly listed on the National Association of Securities Dealers Automated Quotation System or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such Common Stock quoted on such system on each of the five
 (5) trading days preceding the date as of which such determination is made, but if a closing bid and asked price is not available for each of the five (5) trading days, then the fair market value shall be equal to the mean of the average of the closing bid and asked prices on those trading days during the five-day period for which such prices are available, or (iii) if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board, for the trading date first preceding the date as of which such determination is made. If the Board determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Board may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan.

          7. Payment of Option Price. Payment for shares subject to an Option may be made in cash or in issued and outstanding shares of Common Stock.

          8. Terms and Conditions of Grant of Options. Each Option granted pursuant to this Plan shall be evidenced by a written Nonstatutory Stock Option Agreement (hereinafter referred to as "Option Agreement") with each Eligible Director (hereinafter referred to as "Optionee") to whom an Option is granted; such agreement shall be substantially in the form attached hereto as

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"Exhibit A," unless the Board shall adopt a different form and, in each case, may contain such other, different, or additional terms and conditions as the Board may determine.

          9. Option Period. Each Option Agreement shall set forth a period during which such Option may be exercised (hereinafter referred to as the "Option Period"); provided, however, that the Option Period shall not exceed ten
(10) years after the date of grant of such Option as specified in an Option Agreement.

          10. [Removed]

          11. Exercise of Options. An Option shall be exercised by written notice to the Board signed by an Optionee or by such other person as may be entitled to exercise such Option. In the case of the exercise of an Option, the aggregate Option Price for the shares being purchased may be paid in cash or in issued and outstanding shares of Common Stock and must be accompanied by a notice of exercise. The written notice shall state the number of shares with respect to which an Option is being exercised and shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days after the date of such notice) by which the payment of the aggregate Option Price will be made. An Optionee shall not exercise an Option to purchase less than 100 shares, unless the Board otherwise approves or unless the partial exercise is for the remaining shares available under such Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business subsequent to the exercise of such Option and the payment therefor. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.

          12. Effect of Leaving the Corporation or Death.

                  (a) In the event that an Optionee leaves the service of the Corporation for any reason other than retirement, disability, death, or following a "change in control" of the Corporation (as defined in paragraph 12(e)) any Option granted to the Optionee under this Plan, to the extent not previously exercised by the Optionee or expired, shall immediately terminate and shall not be available again for the granting of additional options to Eligible Directors during the remaining term of this Plan upon such terms and conditions as may be determined by the Board.

                  (b) In the event that an Optionee should leave the service of the Corporation as a result of such Optionee's retirement, such Optionee shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised by the Optionee or expired, for three (3) months following the Optionee's retirement, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with paragraph 9 hereof. For purposes of this Plan, the term "retirement" shall mean termination of an Eligible Director's service to the Corporation (i) at any time after attaining age 65 with the approval of the Board; or (ii) at the election of the Eligible Director, at any time after

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not less than five (5) years service for the Corporation, such service shall be computed cumulatively for purposes of this clause (ii).

                  (c) In the event that an Optionee should leave the service of the Corporation by reason of such Optionee's disability, such Optionee shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised or expired, for twelve (12) months following the Optionee's termination as a result of disability, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with paragraph 9 hereof. For purposes of this Plan, the term "disability" shall be defined as may be determined by the Board, from time to time, or as determined at any time with respect to any individual Optionee.

                  (d) In the event that an Optionee should die while serving the Corporation, or within three (3) months after leaving by reason of retirement or following a change in control or within twelve (12) months after leaving by reason of disability during the Option Period provided in an Option Agreement in accordance with paragraph 9 hereof, an Option granted under this Plan, to the extent that it has not previously been exercised or expired, shall be exercisable, in accordance with its terms, by the personal representative of such Optionee, the executor or administrator of such Optionee's estate, or by any person or persons who acquired such Option by bequest or inheritance from such Optionee, notwithstanding any limitations placed on the exercise of such Option by this Plan or an Option Agreement, at any time within twelve (12) months after the date of death of such Optionee, but in no event may an Option be exercised later than the end of the Option Period provided in an Option Agreement in accordance with paragraph 9 hereof. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option after the death of such Optionee under the terms of this Plan.

                  (e) In the event an Optionee shall leave the service of the Corporation as a result of a "change in control" of the Corporation, such Optionee shall have the right to exercise the Option granted under this Plan, to the extent that it has not previously been exercised by the Optionee or expired, for three (3) months after the Optionee's termination following a change in control, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with paragraph 9 hereof. For purposes of this Plan, the phrase "change in control" refers to (i) the acquisition by any person, group of persons or entity of the beneficial ownership or power to vote more than twenty-five percent (25%) of the Corporation's outstanding stock, (ii) during any period of two (2) consecutive years, a change in the majority of the Board unless the election of each new Director was approved by at least two-thirds of the Directors then still in office who were Directors at the beginning of such two (2) year period, or (iii) a reorganization, merger, or consolidation of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity. Notwithstanding anything else herein, a transaction or event shall not be considered a change in control if, prior to the consummation or occurrence of such transaction or event, the Optionee and the Corporation agree in writing that the same shall not be treated as a change in control for purposes of this Plan.

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          13. Effect of Plan on Status as Member of the Corporation. The fact that an Eligible Director has been granted an Option under this Plan shall not confer on such Eligible Director any right to continued service with the Corporation, nor shall it limit the right of the Corporation to remove such Eligible Director from the service with the Corporation at any time.

          14. Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.

                  (a) In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment prior to the termination of an Optionee's rights under this Plan, equitable proportionate adjustments shall be made by the Board in (i) the number and kind of shares which remain available under this Plan, and (ii) the number, kind, and the Option Price of shares subject to the unexercised portion of an Option under this Plan. The adjustments to be made shall be determined by the Board and shall be consistent with such change or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of Options granted under this Plan.

                  (b) The grant of Options under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

                  (c) Except upon a "change in control", upon the effective date of the dissolution or liquidation of the Corporation, this Plan and any Options granted hereunder, shall terminate.

                  15. Non-Transferabilily. An Option granted under this Plan shall not be assignable or transferable except, in the event of the death of an Optionee, by will or by the laws of descent and distribution. In the event of the death of an Optionee, his personal representative, the executor or the administrator of such Optionee's estate, or the person or persons who acquired by bequest or inheritance the rights to exercise such Options, may exercise any Option or portion thereof to the extent not previously exercisable or surrendered by an Optionee or expired, in accordance with its terms, prior to the expiration of the exercise period as specified in subparagraph 12(d) hereof.

                  16. Tax Withholding. The Corporation or any of its subsidiaries shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or the sale of stock acquired upon the exercise of an Option in order for the Corporation or any of its subsidiaries to obtain a tax deduction otherwise available as a consequence of such grant, exercise or sale, as the case may be.

                  17. Listing and Registration of Option Shares. Any Option granted under this Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

                  18. Exculpation and Indemnification. In connection with this Plan, no member of the Board shall be personally liable for any act or omission to act in such person's capacity as a member of the Board, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify and hold harmless the members of the Board, and each other officer or employee of the Corporation or of any of its subsidiaries to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act in connection with the performance of such person's duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

                  19. Amendment and Modification of this Plan. The Board may at any time, and from time to time, amend or modify this Plan (including the form of Option Agreement) in any respect consistent with applicable regulations; provided, however, that no amendment or modification shall be made that increases the total number of shares covered by this Plan or effects any change in the category of persons who may receive Options under this Plan or materially increases the benefits accruing to Optionees under this Plan unless such change is approved by the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on such proposal. Any amendment or modification of this Plan shall not materially reduce the benefits under any Option therefore granted to an Optionee under this Plan without the consent of such Optionee or the transferee in the event of the death of such Optionee.

                  20. Termination and Expiration of this Plan. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the effective date of this Plan as provided in paragraph 21 hereof.

                  21. [Removed]

                  22. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

               23. Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or by one of its subsidiaries.

               24. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

               25. Inspection of Plan. A copy of this Plan, and any amendments thereto or modifications thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

STATE OF NORTH CAROLINA                                                EXHIBIT A
COUNTY OF GASTON

                       NONSTATUTORY STOCK OPTION AGREEMENT

                  THIS NONSTATUTORY STOCK OPTION AGREEMENT (hereinafter referred to as this "Agreement") is made and entered into as of this ________ day of _________________, _________ between UNITED COMMUNITY BANCORP, a North Carolina Corporation (hereinafter referred to as the "Corporation"), and _______________, a resident of _____________ County, North Carolina (hereinafter referred to as the "Optionee").

                  WHEREAS, the Board of Directors of the Corporation (hereinafter referred to as the "Board") has adopted the First Gaston Bank of North Carolina 1999 Nonstatutory Stock Option Plan (hereinafter referred to as the "Plan") subject to approval by the Corporation's shareholders as provided in the Plan; and

                  WHEREAS, the Plan provides that the Board will make available to the Eligible Directors (as defined in the Plan) of the Corporation, the right to purchase shares of the Corporation's common stock (hereinafter referred to as "Common Stock"); and

                  WHEREAS, the Board has determined that the Optionee is entitled to purchase shares of Common Stock under the Plan;

                  NOW, THEREFORE, the Corporation and the Optionee agree as follows:

                  1. Date of Grant of Option. The date of grant of the option granted under this Agreement is the _________ day of __________, _______.

                  2. Grant of Option. Pursuant to the Plan, the Corporation grants to the Optionee the right (hereinafter referred to as the "Option") to purchase from the Corporation all or a portion of an aggregate number of _____________________ (__________) shares of Common Stock (hereinafter referred to as the "Option Shares") which shall be authorized but unissued shares.

                  3. Vesting of Options. The Option shall fully vest upon grant.

                  4. Option Price. The price to be paid for the Option Shares shall be _________ Dollars ($_______) per share (hereinafter referred to as the "Option Price") which is the fair market value of the Option Shares as determined by the Board as of the date of grant of this Option.

                  5. When and Extent to Which Options may be Exercised. At such time as the Option shall become exercisable in accordance with this Agreement, the Optionee, in his discretion, may exercise all or any portion of the Option, subject to paragraph 7 hereof. The Option shall terminate as provided in paragraph 8 hereof.

                  6. Change in Control. When used herein, the phrase "change in control" refers to (i) the acquisition by any person, group of persons or entity of the beneficial ownership or power to vote more than twenty-five (25%) percent of the Corporation's outstanding stock, (ii) during any period of two (2) consecutive years, a change in the majority of the Board unless the election of each new Director was approved by at least two-thirds of the Directors then still in office who were Directors at the beginning of such two (2) year period, or (iii) a reorganization, merger, or consolidation of the Corporation with one or more other Corporations in which the Corporation is not the surviving Corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity. Notwithstanding anything else herein, a transaction or event shall not be considered a change in control if, prior to the consummation or occurrence of such transaction or event, the Optionee and the Corporation agree in writing that the same shall not be treated as a change in control for purposes of this Plan.

                  7. Method of Exercise. The Option shall be exercised by written notice to the Board signed by the Optionee or by such other person as may be entitled to exercise the Option. In the exercise of the Option, the aggregate Option Price for the shares being purchased may be paid in cash or in issued and outstanding shares of Common Stock and must be accompanied by a notice of exercise. The written notice shall state the number of shares with respect to which the Option is being exercised and, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days after the date of such notice) by which the payment of the aggregate Option Price will be made. The Optionee shall not exercise the Option to purchase less than 100 shares, unless the Board otherwise approves or unless the partial exercise is for the remaining shares available under the Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of the Option shall be issued in the regular course of business subsequent to the exercise of the Option and the payment therefor. Neither the Optionee, nor any other person who may be entitled to exercise the Option, shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.

                  8. Termination of Option. The Option shall terminate, and shall thereupon be available again for grant to Eligible Directors as may be determined by the Board, as follows:

                           (a) Except as provided in subparagraphs (b), (c), (d)
and (e) below, the Option, to the extent that it has not been exercised or expired, shall terminate on the earlier of (i) the date the Optionee leaves the service of the Corporation for any reason other than the Optionee's retirement, disability, death, or following a change in control of the Corporation or (ii) the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

                           (b) In the event the Optionee retires prior to the
date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, the Optionee shall have the right to exercise all Options, to the extent not exercised or expired, for three (3) months after the Optionee's retirement, but in no event may the Option be exercised later than ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof. For purposes of the plan, the term "retirement" shall mean any termination of an Optionee's service with the

Corporation (i) at any time after attaining age 65 with the approval of the Board, or (ii) at the election of the Optionee, at any time after not less than five years with the Corporation, computed on a cumulative basis.

                           (c) In the event the Optionee leaves the service of
the Corporation by reason of such Optionee's disability prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, the Optionee shall have the right to exercise all Options, to the extent not exercised by him or expired, for twelve (12) months after the Optionee's service with the Corporation has ended as a result of his or her disability, but in no event may the Option be exercised later than ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof. For purposes of the Plan, the term "disability" shall be defined as may be determined by the Board, from time to time, or as determined at any time with respect to any individual Optionee.

                           (d) In the event the Optionee dies while serving with
the Corporation, or within three (3) months after his or her retirement or after his or her leaving following a change in control or within twelve (12) months after his or her leaving by reason of disability, and prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, all Options, to the extent not exercised by the Optionee or expired, shall be exercisable, according to its terms, by the personal representative, the executor or the administrator of the Optionee's estate, or the person or persons who acquired the Option by bequest or inheritance from the Optionee, at any time within twelve (12) months after the date of death of the Optionee, but in no event may the Option be exercised later than ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

                           (e) In the event the Optionee leaves the service of
the Corporation following a change in control of the Corporation, prior to the date which is ten (10) years after the date of grant of Options as set forth in paragraph 1 hereof, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised by him or her or expired, for three
(3) months after the Optionee's service with the Corporation has ended following a change in control, but in no event may the Option be exercised later than ten
(10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

                  9. Effect of Agreement on Status of Optionee. The fact that the Optionee has been granted the Option under the Plan shall not confer on the Optionee any right to continued service with the Corporation, nor shall it limit the right of the Corporation to remove the Optionee from service with the Corporation at any time.

                  10. Listing and Registration of Option Shares. The Corporation's obligation to issue shares of Common Stock upon exercise of the Option is expressly conditioned upon the completion by the Corporation of any registration or other qualification of such shares under any state or federal law or regulations or rulings of any govenmental regulatory body or the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of the Option Shares which the Board shall, in its discretion, deem necessary or advisable. Notwithstanding the foregoing, the Corporation shall be under no obligation to register or qualify the Option Shares under any state or federal law. The required representations and agreements referenced above may include representations and agreements that the Optionee, or any other person entitled to exercise the Option, (i) is purchasing such shares on his or her own behalf as an investment and not with a present intention of distribution or re-sale and (ii) agrees to have placed upon any certificates representing the Option Shares a legend setting forth any representations and agreements which have been given to the Board or a reference thereto and stating that such shares may not be transferred except in accordance with all applicable state and federal securities laws and regulations, and further representing that, prior to making any sale or other disposition of the Option Shares, the Optionee, or any other person entitled to exercise the Option, will give the Corporation notice of the intention to sell or dispose of such shares not less than five (5) days prior to such sale or disposition.

          11. Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.

               (a) In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of the Optionee's rights under this Agreement, equitable proportionate adjustments shall be made by the Board in the number, kind, and the Option Price of shares subject to the unexercised portion of the Option. The adjustments to be made shall be determined by the Board and shall be consistent with such changes or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of the Option granted.

               (b) The grant of the Option under this Agreement shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

               (c) Except upon a change in control as set forth in paragraph 6 hereof, upon the effective date of the dissolution or liquidation of the Corporation, the Option granted under this Agreement shall terminate.

          12. Non-Transferabilily. The Option granted under this Agreement shall not be assignable or transferable except, in the event of the death of the Optionee, by will or by the laws of descent and distribution. In the event of the death of the Optionee, the personal representative, the executor or the administrator of the Optionee's estate, or the person or persons who acquired by bequest or inheritance the right to exercise the Option may exercise the unexercised Option or portion thereof, in accordance with the terms hereof, prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

          13. Tax Withholding. The grant of the Option and Option Shares delivered pursuant to this Agreement, and any amounts distributed with respect thereto, may be subject to applicable federal, state and local withholding for taxes. The Optionee expressly acknowledges and agrees to such withholding, where applicable, without regard to whether the Option Shares may then be sold or otherwise transferred by the Optionee.

          14. Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or when deposited in the United States mail as Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Corporation, at its principal office at 1039 Second Street, NE, Hickory, North Carolina 28601-3843; and, if to the Optionee, at his or her last address appearing on the books of the Corporation. The Corporation and the Optionee may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed, as the case may be.

          15. Construction Controlled by Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Optionee hereby acknowledges receipt of a copy of the Plan from the Corporation.

          16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

          17. Modification of Amement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

          18. Captions and Hearings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

          19. Governing Law; Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of the County of Gaston, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

          20. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, his heirs, legatees, personal representatives, executors, and administrators.

          21. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

          22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed in its corporate name by its President, or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given, and the Optionee has hereunto set his or her hand and adopted as his or her seal the typewritten word "SEAL" appearing beside his or her name, all done this the day and year first above written.

                                     UNITED COMMUNITY BANCORP

                                     By:___________________________________
                                        R. Steve Aaron
                                        President and Chief Executive Officer

ATTEST:

_____________________________________
________________, Corporate Secretary

[CORPORATE SEAL]

                                                 ________________________ (SEAL)
                                                 ________________, Optionee

 NOTICE OF EXERCISE OF
 NONSTATUTORY STOCK OPTION

 To:     The Board of Directors of United Community Bancorp

 The undersigned hereby elects to purchase _______ whole shares of Common Stock of United Community Bancorp (the "Corporation") pursuant to the Nonstatutory Stock Option granted to the undersigned in that certain Nonstatutory Stock Option Agreement between the Corporation and the undersigned dated the _______ day of ________, ______. The aggregate purchase price for such shares is $_____________, which amount is (i) being tendered herewith, (ii) will be tendered on or before ____________, _______, (cross out provision which does not apply) in (a) cash, (b) issued and outstanding shares of Common Stock (cross out provision which does not apply). The effective date of this election shall be _________, ______or the date of receipt of this Notice by the Corporation if later.

 Executed this ________ day of ________, ______ at ___________________.


                                                 ______________________________

                                                 ______________________________



                                                 _______________________________
                                                      (Social Security Number)

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